Page 34 of 36




                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Daktronics, Inc. 1993 Incentive Stock Option Plan, as amended, the 1993 Outside Directors Stock Option Plan, as amended, the 2001 Incentive Stock Option Plan and the 2001 Outside Directors Stock Option Plan of our reports dated June 21, 2001 with respect to the consolidated financial statements and schedule II of Daktronics, Inc. included in or incorporated by reference in its Annual Report on Form 10-K for the year ended April 28, 2001.





     McGLADREY & PULLEN, LLP

Sioux Falls, South Dakota
November 6, 2001